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                                                                   Exhibit 10.11


                              ARGO-TECH CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN

                               EXCESS BENEFIT PLAN

                                    ARTICLE I
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                                    PREAMBLE
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         SECTION 1.01. ESTABLISHMENT. The Argo-Tech Corporation Employee Stock
Ownership Plan Excess Benefit Plan, is hereby established effective as of May 17, 1994, but with respect only to employees whose employment with the Company and all Related Employees terminates after May 17, 1994.

         SECTION 1.02. PURPOSE. The purpose of the Plan is solely to provide benefits in excess of the limitations of Section 415 and Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, or corresponding provisions of any subsequent federal tax laws (the "Code"), to a select group of management or highly compensated employees.

         SECTION 1.03. FUNDING. The Plan is unfunded, and the rights, if any, of any person to any benefits hereunder shall be the same as any unsecured general creditor of the Company. The benefits payable under the Plan shall be paid solely by the Company from its general assets.

                                   ARTICLE II
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                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

         SECTION 2.01. DEFINITIONS. When the initial letter of a word or phrase is capitalized herein, such word or phrase shall have the meaning hereinafter set forth:

         (a) "Beneficiary" means the beneficiary, if any, designated by a Participant in accordance with Section 5.06.

         (b)      "Board" means the Board of Directors of the Company.

         (c) "Company" means Argo-Tech Corporation, a Delaware corporation, its successors and survivors resulting from any merger or acquisition of Argo-Tech Corporation with or by any other corporation or other entity or enterprise.

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         (d)      "ESOP" means the "Argo-Tech Corporation Employee Stock
                  Ownership Plan" as amended from time to time.

         (e) "Excess Benefit Account" means the book reserve established for each Participant to which shall be credited his benefit, if any, under Article III of the Plan.

         (f) "Participant" means a participant under the ESOP (i) who is designated by the Board as being eligible to participate in the Plan, (ii) who agrees to be bound by the provisions of the Plan on a form provided by the Company and (iii) who is or may be, or whose Beneficiary is or may be, entitled to benefits under the Plan.

         (g) "Plan" means the "Argo-Tech Corporation Excess Benefit Plan" as set forth herein and as it may be amended from time to time hereafter.

When the initial letter of a word or phrase is capitalized herein and the word or phrase is not defined above, in this Section 2.01, the word or phrase shall have the meaning provided in the ESOP.

         SECTION 2.02.  CONSTRUCTION AND GOVERNING LAW.
         -------------  -------------------------------

         (a) The Plan shall be construed, enforced, and administered and the validity thereof determined in accordance with the laws of the State of Delaware, to the extent that applicable federal law does not apply to the Plan.

         (b) Words used herein in the masculine gender shall be construed to include the feminine gender where appropriate and the words used herein in the singular or plural shall be construed as being in the plural or singular where appropriate.

                                   ARTICLE III
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                                    BENEFITS
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         SECTION 3.01. ALLOCATIONS. If, for any Plan Year, the allocation of
Employer Securities, contributions, or forfeitures made to a Participant's Account under the ESOP is less than the allocation that would have been made to the Participant's Account but for the application of the limitations under
Section 401(a)(17) of the Code, the Participant's Excess Benefit Account shall be credited with the amount(s) that would have been credited to the Participant's Account if the limitations of Section 401(a)(17) of the Code did not exist, and determined without regard to Section 415 of the Code. Credits to the Participant's Excess

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Benefit Account shall occur as of the date(s) the allocation(s) of Employer
Securities, contributions and forfeitures to the Participant's Account occur under the ESOP.

         SECTION 3.02. GAIN (LOSS) ADJUSTMENTS. The balance of a Participant's Excess Benefit Account shall be credited with gain or other earnings (or debited with loss) equal to the gain or other earnings (or loss) the balance would have experienced had it been invested in the Trust Fund of the ESOP at the same time(s) and in the same manner as an Account under the ESOP.

         SECTION 3.03. VESTING. A Participant's Excess Benefit Account shall vest at the same time(s) in the same manner, and to the same extent as the Participant's Account under the ESOP.

         SECTION 3.04. PAYMENT OF EXCESS BENEFIT ACCOUNT. The Excess Benefit Account of a Participant shall, to the extent vested, be paid to the Participant, or to the Beneficiary of such Participant in the event of his death before receipt of all benefits to which he is entitled hereunder in respect of his Excess Benefit Account, by the Company from its general assets, as follows:

         (a) To the extent that the Participant's Excess Benefit Account consists of credits in respect of cash and/or property, other than Employer Securities which if distributed from the ESOP would be subject to
                  Section 7.05 of the ESOP, the value of such portion of the Participant's Excess Benefit Account shall be paid in a single sum payment as of and as soon as practicable after the first date the Participant's Account (under the ESOP) becomes distributable, determined without regard to any requirement of consent to distribution from the ESOP.

         (b) To the extent that the Participant's Excess Benefit Account consists of credits in respect of Employer Securities which if distributed from the ESOP would be subject to Section 7.05 of the ESOP, the value of such portion of the Participant's Excess Benefit Account shall be paid at the same time, in the same manner, and in the same amount as if such credits were shares of Employer Securities credited to his Account under the ESOP and distributed from the ESOP on the first date a distribution of such Employer Securities from the Participant's Account (under the ESOP) occurs; provided, however, that any exercise of the "put option" under
                  Section 7.05 (and related provisions) of the ESOP with respect to any Employer Securities distributed from the ESOP with respect to the Participant's Account (under the ESOP) shall be deemed to be an exercise of the put option as to all such credits.







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                                   ARTICLE IV
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                                 ADMINISTRATION
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         SECTION 4.01. PLAN ADMINISTRATOR. The Plan Administrator shall be the
Company. The Plan Administrator may retain auditors, accountants, legal counsel and actuarial counsel selected by it. Any person authorized to act on behalf of the Plan Administrator may act in any such capacity, and any such auditors, accountants, legal counsel and actuarial counsel may be persons acting in a similar capacity for the Company or one or more Related Employers and may be employees of the Company or one or more Related Employers. The opinion of any such auditor, accountant, legal counsel or actuarial counsel shall be full and complete authority and protection in respect to any action taken, suffered or omitted by any person authorized to act on behalf of the Plan Administrator in good faith and in accordance with such opinion. Notwithstanding the foregoing, no person shall vote or take action on a matter solely with respect to his own Plan benefit.

         SECTION 4.02. EXPENSES. The Company shall pay all expenses incurred in the administration of the Plan.

         SECTION 4.03. RECORDS. The Company shall keep such records as shall be proper, necessary or desirable to effectuate the purposes of the Plan, including, without in any manner limiting the generality of the foregoing, records and information with respect to the benefits granted to Participants, dates of employment and determinations made hereunder.

         SECTION 4.04. LEGAL INCOMPETENCY. The Plan Administrator may, in its discretion, make or cause to be made payment either directly to an incompetent or disabled person, or to the guardian of such person, or to the person having custody of such person, without further liability on the part of the Company, any Related Employer, the Plan Administrator, or any person, for the amounts of such payment to the person on whose account such payment is made.

         SECTION 4.05. CLAIMS PROCEDURE. The claims procedures provisions of the ESOP are incorporated herein by reference and shall apply to benefits under
Article III of the Plan.

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                                    ARTICLE V
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                                  MISCELLANEOUS
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         SECTION 5.01. AMENDMENTS. The Board from time to time may amend, suspend, or terminate, in whole or in part, any or all of the provisions of the Plan, to the extent that the Company similarly amends, suspends, or terminates the ESOP; provided, however, that no such action shall affect the rights of any Participant, or the operation of the Plan with respect to any benefits of a Participant, which have accrued prior to such action.

         SECTION 5.02. NO EMPLOYMENT RIGHTS. Neither the establishment or maintenance of the Plan nor the status of an employee as a Participant shall give any Participant any right to be retained in the employ of any person; and no Participant and no person claiming under or through such Participant shall have any right or interest in any benefit under the Plan unless and until the terms, conditions and provisions of the Plan affecting such Participant shall have been satisfied.

         SECTION 5.03. NONALIENATION. The right of any Participant or any person claiming under or through such Participant to any benefit or any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or person; and the same shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

         SECTION 5.04 LIMITATION OF LIABILITY. No member of the Board and no director, officer or employee of any Employer or Related Employer shall be liable to any person for any action taken or omitted in connection with the Plan, nor shall any Employer or Related Employer be liable to any person for any such action or omission. No person shall, because of the Plan, acquire any right to an accounting or to examine the books or the affairs of any Employer or Related Employer. Nothing in the Plan shall be construed to create any trust or fiduciary relationship between Employer or Related Employer and any Participant or any other person.

         SECTION 5.05. DELEGATION BY BOARD. The Board may from time to time designate an individual or committee to carry out any duties or responsibilities of the Board hereunder.

         SECTION 5.06. DESIGNATION OF BENEFICIARY. Each Participant may designate a beneficiary or beneficiaries to receive any and all payments to which he may be entitled under Article III of the Plan upon his death. Any such designation shall be on the form therefor prescribed by the Plan Administrator. If a Participant fails to

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designate a beneficiary, any benefits remaining unpaid at his death shall be paid to his surviving spouse and if there is no surviving spouse to the executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable law.

         SECTION 5.07. REEMPLOYMENT OF A PARTICIPANT. In the event of the reemployment as an employee in any capacity by the Employer or a Related Employer of a Participant whose employment covered under the Plan has terminated, payment of his benefits under the Plan shall be suspended during his period of reemployment to the same extent (if any) as payment of his benefits under the ESOP are suspended. The Participant shall accrue additional benefits under the Plan with respect to his reemployment period only if he again becomes a Participant as provided in Section 2.01.

         IN WITNESS WHEREOF, ARGO-TECH CORPORATION has caused this Plan to be executed this 17th day of May, 1994.

                                     ARGO-TECH CORPORATION

                                     BY /s/ Michael S. Lipscomb
                                       ----------------------------------------
                                     TITLE: President & CEO
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